SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

Item 2.02 of the Current Report on Form 8-K filed by Briggs & Stratton Corporation on January 17, 2008 is supplemented as follows:

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 17, 2008, Briggs & Stratton Corporation (the “Company”) issued a press release (the “Original Press Release”) announcing the Company’s fiscal 2008 second quarter results. Also on January 17, 2008, the Company issued a supplemental clarification of this press release (the “Supplemental Press Release”) to correct an error contained in the Original Press Release. The last sentence of the second paragraph of the Original Press Release indicated “that operationally, the six month results improved from the same period a year ago as the benefits of increased sales and lower manufacturing costs were greater than the higher expenses associated with operations startup, a plant closing and lower production levels.” The Supplemental Press Release clarifies that “operationally, the six month results declined from the same period a year ago as the benefits of increased sales and lower manufacturing costs were offset by higher expenses associated with operations startup, a plant closing and lower production levels.” All amounts as reported in the Original Press Release are correct. A copy of the Supplemental Press Release is being furnished as Exhibit 99.1 to this Current Report.

Item 9.01 of the Current Report on Form 8-K filed by Briggs & Stratton Corporation on January 17, 2008 is supplemented as follows for the purpose of furnishing the Supplemental Press Release referred to above:

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits. The following exhibit is being furnished herewith:

99.1	Supplemental Press Release dated January 17, 2008 clarifying results for the second quarter of fiscal 2008.

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BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2008	BRIGGS & STRATTON CORPORATION
(Registrant)

	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer

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BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
99.1	Supplemental Press Release dated January 17, 2008 clarifying results for the second quarter of fiscal 2008.

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